Exhibit 10.37

Execution Copy

TRANSITION AGREEMENT AND STOCK PLEDGE

This Transition Agreement and Stock Pledge (this “Agreement”) is made as of May 14, 2013, by and between 21ST CENTURY ONCOLOGY OF NEW JERSEY, INC., a New Jersey corporation (“Management Services”); 21ST CENTURY HEALTHCARE ASSOCIATES, P.C., a New Jersey professional corporation (the “PC”); and MICHAEL J. KATIN, M.D. (the “Current Shareholder”).

RECITALS

A.                                    The PC and Management Services will be entering into a Management Services Agreement, (the “MSA”), for the provision of certain administrative and billing services to the PC in connection with the PC’s provision of radiation therapy services and other medical services in New Jersey (the “State”).

B.                                    The Current Shareholder owns all of the issued and outstanding shares of the PC’s stock,

C.                                    The parties hereto believe it to be in their best interest to make provision for the future disposition of all of the shares of the stock of the PC whether currently issued and outstanding or issued at any time (the “Shares”).

D.                                    The Current Shareholder may desire to issue or transfer Shares to qualified shareholders satisfactory to and approved by Management Services (together with the Current Shareholder the “Shareholders”), upon such Shareholders becoming licensed to practice medicine in the State, and provided that each or all, as applicable, execute an agreement in substantially the same form as this Agreement.

E.                                     The Current Shareholder desires to pledge the Shares to secure the covenants made in this Agreement, and Management Services desires to accept such security interest.

NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Definitions.

1.1. “Shareholder Event of Transfer” means any one or more of the following events:

(a)                                 The transfer of any Shares by any Shareholder, including any sale, assignment, conveyance, gift or any other form of disposition or transfer, voluntary or involuntary, including transfers by bequest or inheritance, without the approval by Management Services;

(b)                                 Loss of a Shareholder’s license to practice medicine in the State of New Jersey for any reason;

(c)                                  A Shareholder is adjudicated incompetent by any court of law;

(d)                                 A Shareholder becomes insolvent by reason of an inability to pay debts as they mature; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or has such a petition filed against a Shareholder which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for the business, assets or property of a Shareholder; has bank accounts, property or accounts of a Shareholder’s attached; has execution levied against business or property of a Shareholder; makes an assignment for the benefit of creditors; or a Shareholder has any Shares attached or levied upon for the payment of debts;

(e)                                       Any representation or covenant contained in this Agreement is breached by a Shareholder; or

(f)                                        For any reason a Shareholder no longer meets the qualifications to be a shareholder of a professional corporation in the State.

provided, however, that the non-breaching Shareholders may cure a Shareholder Event of Transfer by purchasing all of the Shares of a Shareholder who has caused any of such Shareholder Events of Transfer to occur, within thirty (30) days of such Event.

1.2                               “PC Event of Transfer” means any one of the following events:

(a)                                 There is a Default (as hereinafter defined) under the MSA by the PC which is not cured within any applicable cure periods stated in the MSA; or

(b)                                 Any representation or covenant contained in this Agreement is breached by the PC.

1.3.                            “Transferee” means a physician licensed to practice radiation therapy in the State of New Jersey, or a professional corporation qualified to practice radiation therapy in the State of New Jersey, chosen by Management Services.

2.                                      Grant of Security Interest. Each Shareholder grants to Management Services a security interest in the Shares to secure the Shareholder’s obligations set forth in Section 3.

3.                                      General Restriction on Transfer. No Shareholder shall sell, transfer, encumber, pledge, will, or otherwise dispose of such Shareholder’s Shares, or allow such Shareholder’s Shares to pass under the intestate laws or by operation of law, except as provided in this Agreement. If any Shares or any rights therein are transferred contrary to this Agreement, Management Services retains a security interest in such Shares and in the proceeds of such disposition.

4.                                      Conditional Agreement to Transfer Stock. Except where the non-breaching Shareholders cure a Shareholder Event of Transfer as provided in Section 1.1 above, all Shareholders shall immediately transfer the Shares as set forth in this Agreement for the Purchase Price set forth in Section 7 below upon the occurrence of a PC Event of Transfer or upon the occurrence of a Shareholder Event of Transfer.

5.                                      Transfers by Shareholders. If a Shareholder Event of Transfer occurs, then the PC and any Shareholder aware of such Shareholder Event of Transfer, the Shareholder’s legal representative or a lien creditor of the Shareholder exercising its remedies with respect to such Shareholder (in any case, the “Transferring Shareholder”) shall give the PC, Management Services and each of the other Shareholders written notice thereof (the “Notice”).

5.1                               During the period commencing on the date the Notice is given and ending thirty (30) days thereafter (the “Shareholders’ Option Period”), the Shareholders other than the Transferring Shareholder shall, in relative proportion to the respective ownership of Shares of such Shareholders who desire to exercise their option, have the exclusive right (but not the obligation) to acquire all or a portion of the Transferring Shareholder’s Shares at the pro rata Purchase Price determined pursuant to Section 7 hereof. Said Shareholders may exercise this option by delivering, within the Shareholders’ Option Period, to the Transferring Shareholder, Management Services and the PC a writing stating that said Shareholders have elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares not later than ninety (90) days after the date of the Notice. If not all Shareholders (other than the Transferring Shareholder) elect to acquire the Transferring Shareholder’s Shares, the Shareholders that have elected to acquire the Transferring Shareholder’s Shares may acquire the Transferring Shareholder’s Shares in relative proportion to their respective ownership of Shares (not counting Shares held by the Transferring Shareholder or by Shareholders who have not elected to acquire the Transferring Shareholder’s Shares).

5.2                               If the Shareholder’s Option Period shall have expired without the election by any of the Shareholders to acquire any and all of the Transferring Shareholder’s Shares, then, for a period of thirty (30) days commencing thirty-one (31) days after the date of the Notice (the “PC Option Period”), the PC shall have the exclusive right (but not the obligation) to acquire all or a portion the Transferring Shareholder’s Shares at the pro rata Purchase Price. The PC may exercise its option by delivering, within the PC Option Period, to each of the Shareholders and Management Services a writing stating that the PC has elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares no later than ninety (90) days after the date of the Notice.

5.3                               If, but only if, the Shareholder’s Option Period and the PC Option Period shall have expired without the election by any of the Shareholders other than the Transferring Shareholder or the PC to acquire all of a Transferring Shareholder’s Shares, then Management Services shall designate a Transferee to purchase the Shares which are not being purchased pursuant to Sections 5.1 and 5.2 above.

6.                                 Transfer on PC Event of Transfer. If a PC Event of Transfer occurs, Management Services shall designate a Transferee to purchase all of the Shares of the PC within thirty (30) days of Management Service’s discovery of the occurrence of a PC Event of Transfer.

7.                                 Payment of Purchase Price. The purchase price for any transfer of the Shares (the “Purchase Price”) shall be an amount equal to the fair market value of the Shares as of the date of the transfer, determined by the accounting firm of Ernst and Young, LLP (or any successor thereto) acting through the personnel at its office in Tampa, Florida, if that firm is willing to make the determination; or, if not, any nationally recognized firm of independent certified public accountants agreed to by Management Services and the PC. Any determination of the fair market value of the Shares by such firm shall be deemed a final determination of the fair market value as of the determination date and shall be conclusive upon all parties for purposes of this Agreement as a commercially reasonable price. The Purchase Price shall be payable in cash, by cashier’s check, or by a promissory note within thirty (30) days after receipt of the accounting firm’s Purchase Price determination. If payment is made by a promissory note, such note shall be payable over three (3) years in equal monthly installments of principal and interest and shall bear interest at the rate of six percent (6%) per annum.

8.                                 Commercially Reasonable Disposition. The parties acknowledge that it would be impossible to realize a commercially reasonable price in the event of the disposition of the pledged stock by public sale and very difficult to do so by private sale, except on the terms and conditions set forth herein. Therefore, the parties acknowledge that a disposition of the Shares pursuant to the terms of this Agreement is a commercially reasonable disposition. The parties further acknowledge and agree that the determination of the Purchase Price under Section 7 is a commercially reasonable method of determining the Purchase Price and that they will be bound by such Purchase Price determination.

9.                                 Term. This Agreement shall continue for as long as the MSA and any renewals thereof are in effect.

10.                          Representations and Warranties. PC and each of the Shareholders represent and warrant the following:

10.1. No Contravention. There is no provision of any agreement to which PC or any Shareholder is a party or of any law that would be contravened by the execution, delivery, or performance of this Agreement. The PC and each Shareholder’s name and the information contained in the Recitals hereto are correct. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the PC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against the PC or any Shareholder, the outcome of which might materially and adversely affect the continued operations of the PC.

10.2. Shares. Each Shareholder has good title, free and clear of all claims, charges, liens, encumbrances, restrictions, options, calls and defects of any kind or nature whatsoever, except for the security interest granted hereby; no other person, entity, or governmental authority has or claims any lien or other interest in the Shares; no adverse financing statements are on file; and there is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against any Shareholder, the outcome of which might materially and adversely affect the Collateral.

10.3.                     Survival of Representations and Warranties. All representations and warranties shall survive the execution and delivery of this Agreement.

11,                    Affirmative Covenants.

11.1. Application to Future Shares. This Agreement shall apply to all Shares now owned or hereafter acquired whether such acquisition be the result of purchase, stock dividend, split-up, recapitalization or issuance by the PC of additional shares of capital stock.

11.2, No Agency and Defense Against Claims. Nothing in this Agreement shall make any Shareholder an agent of Management Services for any purpose whatsoever. Each Shareholder shall defend the Shares against all claims, demands, and defenses affecting Management Service’s security interest, regardless of merit, and shall hold Management Services harmless therefrom, including, without limitation, holding Management Services harmless from all attorneys’ fees and other litigation expenses arising out of any such claims, demands, or defenses.

11.3. Disposition and Issuances of the PC’s Common Stock. The PC shall not, and during the term of this Agreement each Shareholder shall not cause the PC to issue, sell or otherwise cause to be outstanding any additional capital stock, except for (a) sales of such stock made to approved Shareholders; (b) the transfer without consideration of any of the Shares to a revocable trust created by a Shareholder, provided that any and all trustees of such trust first agrees in writing to hold Shares so transferred subject to this Agreement; and (c) the transfer of Shares to the Transferee as provided herein.

12.                          Custody and Handling of Collateral and Records.

12.1.                          Protection of Secured Party’s Security Interest. Upon execution of this Agreement, each Shareholder shall give Management Services the certificate(s) representing such Shareholder’s Shares duly endorsed in blank or, if not endorsed in blank, each Shareholder shall give Management Services a duly executed stock power in blank.

12.2.                          Restrictive Legend. Each certificate representing Shares of the PC shall he marked with a legend substantially in the following form:

The right to sell, transfer or encumber the shares represented by this certificate is restricted under the terms of Transition Agreement and Stock Pledge, dated May 14, 2013, to which the PC is a party. The PC will mail a copy of said Agreement to any shareholder without charge within five (5) days after receipt of written request therefore.

13.                          Default and Remedies.

13.1. Remedies Upon Default. Upon the occurrence of any breach of any covenant or warranty contained in this Agreement (“Default”) by the PC or any or all of the Shareholders and continuously thereafter until waived in writing, any of the parties hereto not in breach of this Agreement shall have the right and option to immediately send notice to all parties hereto of a Shareholder Event of Transfer or a PC Event of Transfer, as applicable, to cause a transfer of Shares pursuant to Section 5 or Section 6 hereof, subject to a subsequent determination of the Purchase Price. In the event of a Default, Management Services may exercise any other remedy available to Management Services as a secured party under law or equity. Management Services shall be entitled upon any breach or threatened breach of this Agreement to the granting of a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available without further notice.

13.2. Construction of Rights and Remedies and Waiver of Notice and Consent.

(a)                            This Section 13 applies to all rights and remedies provided by this Agreement or at law or in equity.

(b)                            No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

14. Miscellaneous.

14.1. Notices. If at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other parties, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and to such address as each party may have furnished to the other parties in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mail; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

14.2. Governing Law. This Agreement shall be construed and interpreted under the laws of the state of New Jersey.

14.3. Binding Effect. This Agreement shall be binding upon the PC, each Shareholder, the Shareholders’ personal representatives, heirs, successors, and assigns, as the case may be, and shall be binding upon and inure to the benefit of Management Services and its successors and assigns. The PC nor any Shareholder may assign this Agreement. Nothing contained in this Agreement shall prevent Management Services from reorganizing, merging, or consolidating with or into another person or entity or transferring, selling, exchanging, or otherwise disposing of all or substantially all of Employer’s assets; and further provided, that Management Services may, from time to time and without notice to the PC or Shareholder, transfer and assign this Agreement and its rights and obligations hereunder to any other person or entity.

14.4. Amendment. This Agreement may be amended, but only by a written amendment signed by all parties hereto.

14.5. Severability. If any provision of this Agreement or the application of any provision to any party or circumstance shall be adjudged invalid or unenforceable to any extent, the remainder of this Agreement and the application of the provision to any other party or circumstance shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

14.6. Headings. The headings in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

14.7. Number; Gender. Where appropriate, the number of all words in this Agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof.

14.8 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile or an e-mail of a P DF file containing a copy of the signature page of the person executing this document, each of which shall be an original, but all of which together shall constitute one in the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

“PC”

21ST CENTURY HEALTHCARE ASSOCIATES, P.C.

By:	/s/ Michael J. Katin, M.D.
Its: President

“Management Services”

21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.

By:	/s/ ILLEGIBLE
Its:	Treasurer

“Current Shareholder”

/s/ Michael J. Katin, M.D.
Michael J. Katin, M.D.